Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                           December 31, 2002 and 2001,
                          and for the years then ended,
                        with Independent Auditors' Report

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                              Financial Statements
                           and Supplemental Schedules

                           December 31, 2002 and 2001,
                          and for the years then ended





                                Table of Contents

Independent Auditors' Report...................................................1

Audited Financial Statements

Statement of Net Assets Available for Benefits.................................2
Statement of Changes in Net Assets Available for Benefits..................3 - 4
Notes to Financial Statements..............................................5 - 9


Supplemental Schedules

Schedule H, Part IV, 4i - Schedule of Assets Held for Investment Purposes10 - 11
Schedule H, Part IV, 4j - Schedule of Reportable Transactions............12 - 13

                          Independent Auditors' Report

Amcast Industrial Corporation
401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

We have audited the accompanying statement of net assets available for benefits of the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 as of December 31, 2002 and 2001, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2002 and 2001, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes and reportable transactions as of and for the years ended December 31, 2002 and 2001 are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                         /s/ Battelle & Battelle
May 23, 2003
Dayton, Ohio

                                         Amcast Industrial Corporation
                                          401(k) Salary Deferral Plan
                                    for Bargaining Unit Employees - Plan 2

                                Statement of Net Assets Available for Benefits









                                                           December 31
                                                   ----------------------------
                                                        2002           2001
                                                   -------------  -------------
Assets
Participant-directed investments, at fair value
    Shares of registered investment companies       $ 2,524,835    $ 2,887,496
    Common/collective trust fund                      2,622,147      2,283,065
    Amcast Industrial Corporation common stock           40,881         69,065
    Loans to participants                               393,281        409,454
                                                   -------------  -------------
                                                      5,581,144      5,649,080
                                                   -------------  -------------

Receivables
    Interest income                                         574            671
    Participant contributions                             8,812         10,823
    Employer contributions                                  199            247
                                                   -------------  -------------
                                                          9,585         11,741
                                                   -------------  -------------

Net assets available for benefits                   $ 5,590,729    $ 5,660,821
                                                   =============  =============













The accompanying notes are an integral part of the financial statements.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

            Statement of Changes in Net Assets Available for Benefits

                      For the year ended December 31, 2002


                                                                      Fund Information
                                     ----------------------------------------------------------------------------------
                                        Amcast        T. Rowe       T. Rowe       T. Rowe      T. Rowe       T. Rowe
                                      Industrial       Price         Price         Price        Price         Price
                                      Corporation      Stable     International     New          New          Equity
                                        Common         Value         Stock       Horizons       Income      Index 500
                                         Stock          Fund         Fund          Fund          Fund          Fund
                                     -------------  ------------ -------------  -----------  ------------  ------------

      Additions
        Investment income
          Interest and dividends            $ 369     $ 144,992         $ 918        $ 795       $ 6,133       $ 7,078
          Net (depreciation)
           appreciation in fair
           value of investments           (75,179)            -        (9,441)     (27,919)        2,869      (104,553)
        Contributions
          Participant                      21,123       239,459        14,161       23,605        36,630        67,242
          Employer                         14,173             -             -            -             -             -
                                     -------------  ------------ -------------  -----------  ------------  ------------
                                          (39,514)      384,451         5,638       (3,519)       45,632       (30,233)

      Deductions
        Benefit payments                   (5,722)     (170,706)       (2,105)      (2,610)       (9,409)       (7,389)

        Interfund transfers                16,945       124,516           137       (9,954)        1,956       (42,012)
                                     -------------  ------------ -------------  -----------  ------------  ------------

      Net increase (decrease)             (28,291)      338,261         3,670      (16,083)       38,179       (79,634)

      Net assets available for
        benefits, December 31, 2001        69,681     2,287,657        43,505      107,026        93,992       428,349
                                     -------------  ------------ -------------  -----------  ------------  ------------
      Net assets available for
        benefits, December 31, 2002      $ 41,390   $ 2,625,918      $ 47,175     $ 90,943     $ 132,171     $ 348,715
                                     =============  ============ =============  ===========  ============  ============



                                     -------------------------------------------
                                         T. Rowe        T. Rowe
                                          Price          Price
                                          Equity        Capital
                                          Income      Appreciation   Participant
                                           Fund          Fund          Loans          Total
                                       ------------  -------------  ------------  -------------

      Additions
        Investment income
          Interest and dividends          $ 76,156        $ 8,101           $ -      $ 244,542
          Net (depreciation)
           appreciation in fair
           value of investments           (321,713)        (7,408)            -       (543,344)
        Contributions
          Participant                      159,583         51,251             -        613,054
          Employer                               -              -             -         14,173
                                       ------------  -------------  ------------  -------------
                                           (85,974)        51,944             -        328,425

      Deductions
        Benefit payments                  (166,381)       (27,392)       (6,803)      (398,517)

        Interfund transfers                (86,606)         4,388        (9,370)             -
                                       ------------  -------------  ------------  -------------

      Net increase (decrease)             (338,961)        28,940       (16,173)       (70,092)

      Net assets available for
        benefits, December 31, 2001      2,038,428        182,729       409,454      5,660,821
                                       ------------  -------------  ------------  -------------
      Net assets available for
        benefits, December 31, 2002    $ 1,699,467      $ 211,669     $ 393,281    $ 5,590,729
                                       ============  =============  ============  =============




      The accompanying notes are an integral part of the financial statements.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

            Statement of Changes in Net Assets Available for Benefits

                      For the year ended December 31, 2001

                                                                 Fund Information
                                    -------------------------------------------------------------------
                                       Amcast        T. Rowe      T. Rowe      T. Rowe      T. Rowe
                                     Industrial       Price        Price        Price        Price
                                     Corporation     Stable     International    New          New
                                       Common         Value        Stock       Horizons     Income
                                        Stock         Fund          Fund         Fund        Fund
                                    -------------------------------------------------------------------

Additions
  Investment income
   Interest and dividends               $ 1,415    $ 126,169       $ 1,241    $  2,534      $ 4,288
   Net (depreciation)
     appreciation in fair
     value of investments               (51,767)           -       (11,116)     (4,289)       1,283
  Contributions
   Participant                           19,724      245,850        15,528      24,379       36,740
   Employer                              10,816            -             -           -            -
                                    -------------------------------------------------------------------
                                        (19,812)     372,019         5,653      22,624       42,311

Deductions
  Benefit payments                      (11,816)    (233,247)       (2,948)     (3,248)      (8,677)

  Interfund transfers                     8,613      114,547        (1,607)    (27,225)       3,113
                                    -------------------------------------------------------------------
Net increase (decrease)                 (23,015)     253,319         1,098      (7,849)      36,747

Net assets available for
  benefits, December 31, 2000            92,696    2,034,338        42,407     114,875       57,245
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 2001          $ 69,681  $ 2,287,657      $ 43,505   $ 107,026     $ 93,992
                                    ====================================================================

                                     ----------------------------------------------------
                                     T. Rowe      T. Rowe        T. Rowe
                                       Price        Price          Price
                                      Equity        Equity        Capital
                                     Index 500      Income     Appreciation   Participant
                                       Fund          Fund          Fund          Loans        Total
                                    -------------------------------------------------------------------

Additions
  Investment income
   Interest and dividends             $ 4,342     $ 116,007        $ 8,557     $ 35,257     $ 299,810
   Net (depreciation)
     appreciation in fair
     value of investments             (62,121)      (83,138)         4,501            -      (206,647)
  Contributions
   Participant                         76,663       168,007         39,293            -       626,184
   Employer                                 -             -              -            -        10,816
                                    -------------------------------------------------------------------
                                       18,884       200,876         52,351       35,257       730,163

Deductions
  Benefit payments                    (17,680)     (268,991)       (17,741)     (23,973)     (588,321)

  Interfund transfers                  (6,107)     (149,495)        32,313       25,848             -
                                    -------------------------------------------------------------------
Net increase (decrease)                (4,903)     (217,610)        66,923       37,132       141,842

Net assets available for
  benefits, December 31, 2000         433,252     2,256,038        115,806      372,322     5,518,979
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 2001       $ 428,349   $ 2,038,428      $ 182,729    $ 409,454   $ 5,660,821
                                    ====================================================================


The accompanying notes are an integral part of the financial statements.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2002





1. Description of the Plan

The following description of the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

General

The Plan is a contributory defined contribution plan covering certain employees of the Amcast Industrial Corporation (the Company and Plan Sponsor) who are compensated on an hourly basis and are covered by a collective bargaining agreement. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

The Plan allows for participant deferred contributions in participant-directed amounts from 1 percent to 15 percent of their annual compensation, and allows for transfers by participants from any other plan meeting the requirements of Internal Revenue Code (the IRC) Section 401(a). Participants may also annually contribute no more than two lump sum salary deferral contributions, provided that total contributions do not exceed the maximum contribution allowed for each participant. The Company makes matching contributions equal to 15 percent of the first 6 percent of compensation that is deferred by participants to the Plan to certain employees based on their respective collective bargaining agreement. All employer contributions are in Company stock.

Vesting

Participants are immediately vested in their deferral contributions plus actual earnings thereon. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service. Vested benefits are paid by several optional methods upon retirement, death, or termination.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2002





1. Description of the Plan (continued)

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, either in (a) cash or
(b) cash for all investments other than Company stock and the participant's related shares of the Company's stock.

Participant Loans

Under the Plan, participants may borrow up to 50 percent of their vested balance not to exceed $50,000. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates on these loans are one percent above the prime rate of interest on the first business day of the calendar quarter in which a loan application is made to the Company.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) the Plan's earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

2. Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2002






2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain amounts and disclosures reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Company common stock and the participation units owned by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year. Participant loans are valued at their outstanding balances, which approximate fair value. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2002







3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets available for benefits at December 31 are as follows:

                                                2002              2001
                                          ---------------  ----------------

Shares of registered investment companies
  T. Rowe Price Equity Income Fund           $ 1,697,026       $ 2,035,276
  T. Rowe Price Equity Index 500 Fund            347,709           427,086
Common/collective trust fund
  T. Rowe Price Stable Value Fund              2,622,147         2,283,065
Participant Loans                                393,281           409,454


For the years ended December 31, 2002 and 2001, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by $543,344, and $206,647, respectively:

                                                2002           2001
                                           -------------  -------------

Shares of registered investment companies     $ 468,165      $ 154,880
Amcast Industrial Corporation common stock       75,179         51,767
                                           -------------  -------------

                                              $ 543,344      $ 206,647
                                           =============  =============

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2002







4. Income Tax Status

The Internal Revenue Service (IRS) has not yet determined if the Plan qualifies under Section 401(a) of the Internal Revenue Code (the IRC). However, the Plan administrator believes that the Plan is qualified and, therefore, the underlying trust is not subject to income tax under present law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Company's Pension Administration Committee and the Company's tax counsel are not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.


5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company (the Plan Sponsor).


6.       Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their account.

                             Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 2002




    (a) , (b)                                                          ( c )                                       (e)
Identity of Party Involved and                                    Description of               (d)                Fair
Description of Asset                                                Investment                Cost                Value
-----------------------------------------------------------   ------------------------  ------------------  ------------------

Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                               5,289 shares            $ 56,089            $ 46,966
 *  T. Rowe Price New Horizons Fund                                      5,454 shares             116,422              90,589
 *  T. Rowe Price New Income Fund                                       14,806 shares             128,827             131,627
 *  T. Rowe Price Capital Appreciation Fund                             14,842 shares             218,049             210,918
 *  T. Rowe Price Equity Index 500 Fund                                 14,690 shares             438,964             347,709
 *  T. Rowe Price Equity Income Fund                                    85,752 shares           2,001,713           1,697,026
                                                                                        ------------------  ------------------
                                                                                                2,960,064           2,524,835

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                                   2,622,147 units           2,622,147           2,622,147

Common stock
 *  Amcast Industrial Corporation common stock                          24,048 shares             109,011              40,881

Loans to participants                                              Rates ranging from
Participant loans                                                           7% to 11%             393,281             393,281
                                                                                        ------------------  ------------------

                                                                                               $6,084,503          $5,581,144
                                                                                        ==================  ==================


 *  Indicates party-in-interest to the Plan.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 2001




    (a) , (b)                                                          ( c )                                       (e)
Identity of Party Involved and                                    Description of               (d)                Fair
Description of Asset                                                Investment                Cost                Value
-----------------------------------------------------------   ------------------------  ------------------  ------------------

Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                               3,937 shares            $ 59,056            $ 43,265
 *  T. Rowe Price New Horizons Fund                                      4,710 shares             121,943             106,591
 *  T. Rowe Price New Income Fund                                       10,756 shares              91,871              93,359
 *  T. Rowe Price Capital Appreciation Fund                             12,426 shares             178,731             181,919
 *  T. Rowe Price Equity Index 500 Fund                                 13,848 shares             489,492             427,086
 *  T. Rowe Price Equity Income Fund                                    86,058 shares           2,166,597           2,035,276
                                                                                        ------------------  ------------------
                                                                                                3,107,690           2,887,496

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                                   2,283,065 units           2,283,065           2,283,065

Common stock
 *  Amcast Industrial Corporation common stock                          12,837 shares             163,722              69,065

Loans to participants                                              Rates ranging from
Participant loans                                                           7% to 11%             409,454             409,454
                                                                                        ------------------  ------------------

                                                                                               $5,963,931          $5,649,080
                                                                                        ==================  ==================


 *  Indicates party-in-interest to the Plan.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                   For the year ended December 31, 2002


                                                                                                       (h)
                                                                                                       Fair
                                      (b)                                                 (g)          Value of        (i)
                                      Description           (c)            (d)            Cost         Asset at        Net
(a)                                       of                Purchase       Selling         of          Date of         Gain or
Identity of Party Involved             Investment             Price         Price         Asset        Transaction     (Loss)
-------------------------------- ---------------------- --------------- ------------ ------------- ----------------- ----------

                         --No Reportable Transactions--





There were no category (i), (ii), (iii) or (iv) transactions during the year.

There were no lease rental activities or expenses incurred with the plan. Therefore, columns (e) and (f) were eliminated for presentation purposes.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                   For the year ended December 31, 2001


                                                                                                       (h)
                                                                                                       Fair
                                      (b)                                                 (g)          Value of        (i)
                                      Description           (c)            (d)            Cost         Asset at        Net
(a)                                       of                Purchase       Selling         of          Date of         Gain or
Identity of Party Involved             Investment             Price         Price         Asset        Transaction     (Loss)
------------------------------- --------------------- ----------------- ------------- ------------ ----------------- ----------

                         --No Reportable Transactions--





There were no category (i), (ii), (iii) or (iv) transactions during the year.

There were no lease rental activities or expenses incurred with the plan. Therefore, columns (e) and (f) were eliminated for presentation purposes.